UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 4, 2019

AERPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38560	61-1547850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9987 Carver Road Cincinnati, OH		45242
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 985-1920

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	ARPO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02	Results of Operations and Financial Condition

On November 7, 2019, Aerpio Pharmaceuticals, Inc. announced its financial results for the quarter ended September 30, 2019. A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.

The information under Item 2.02 in this Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2019, Aerpio Pharmaceuticals, Inc. (the “Company”) entered into an employment agreement with Regina Marek, Vice President of Finance and the Company’s principal financial officer and principal accounting officer. Ms. Marek’s employment agreement provides for “at will” employment. Pursuant to the terms of her employment agreement, and as further approved by the Board of Directors of the Company (the “Board”), Ms. Marek is entitled to receive an annual base salary of $270,000 and a target annual performance bonus of 35% of her annual base salary. Ms. Marek is eligible to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans. Pursuant to the terms of her employment agreement, if Ms. Marek’s employment is terminated by us without cause (as defined in her employment agreement) or by Ms. Marek for good reason (as defined in her employment agreement), Ms. Marek will receive any base salary through the date of termination, unpaid expense reimbursements, unused vacation accrued through the date of termination, any vested benefits under any employee benefit plan through the date of termination, and any incentive compensation for the year preceding the year in which the date of termination occurred if Ms. Marek had been employed at the end of a calendar year. Additionally, subject to Ms. Marek’s execution of a release of potential claims against us, Ms. Marek will be entitled to receive: (i) a lump sum in cash in an amount equal to 12 months of base salary, (ii) a monthly cash payment for 12 months for medical and dental benefits or Ms. Marek’s COBRA health continuation period, whichever ends earlier, and (iii) acceleration of vesting on any stock options and other stock-based awards that are subject to time-based vesting in which Ms. Marek would have vested if she had remained employed for an additional 12 months. However, in the event that Ms. Marek’s employment is terminated by us without cause, or Ms. Marek terminates her employment with us for good reason, in either case within 15 months following the occurrence of a change in control (as defined in her employment agreement), in lieu of the severance payments and benefits described in the preceding sentence and subject to Ms. Marek’s execution of a release of potential claims against us, Ms. Marek will be entitled to receive: (i) a lump sum in cash in an amount equal to 1.5 times the sum of both Ms. Marek’s base salary (as defined in her employment agreement) then in effect plus her target annual performance bonus for the year in which the termination occurs (or her target annual performance bonus in effect immediately prior to the change in control, if larger), (ii) a monthly cash payment for 18 months for medical and dental benefits or Ms. Marek’s COBRA health continuation period, whichever ends earlier, and (iii) acceleration of vesting on any stock options and other stock-based awards that are subject to time-based vesting. The employment agreement also reaffirms the previously disclosed cash retention payment to Ms. Marek, which is expected to be paid at the end of the second quarter in fiscal year 2020, in the amount of $120,000 (the “Retention Bonus”). Ms. Marek shall not be eligible to receive the Retention Bonus if Ms. Marek’s employment is terminated for any reason prior to the end of the second quarter in fiscal year 2020.

Additionally, as approved by the Board on November 4, 2019 (the “Grant Date”), Ms. Marek also received a stock option to purchase 44,300 shares of the Company’s common stock. To the extent permitted by applicable tax law, such options were granted in the form of an incentive stock option pursuant to the Company’s 2017 Stock Option and Incentive Plan (the “2017 Plan”). The options will have a ten-year term and will vest as to one quarter of the shares subject to the option on February 15, 2020 and as to the remaining shares subject to the option in 36 equal monthly installments thereafter, subject to Ms. Marek’s continued service. The options have an exercise price per share equal to the closing price of the Company’s common stock on the Nasdaq Stock Market on the Grant Date.

The Board previously approved, on May 14, 2019, a retention stock option award pursuant to the 2017 Plan to Ms. Marek to purchase 153,300 shares of the Company’s common stock, which stock options vest 50% on June 30, 2020 and the remaining 50% vest on June 30, 2021, provided that Ms. Marek remains an employee of the Company or its subsidiaries on each vesting date. If Ms. Marek is terminated for a reason other than death, disability, or Cause (as defined in the 2017 Plan and the award agreements issued thereunder), such options (to the extent vested and exercisable as of the termination date), will remain exercisable for a period of two years following Ms. Marek’s termination date. Such options shall be considered subject to time-based vesting and therefore subject to acceleration of vesting as noted above.

The foregoing description of the employment agreement with Ms. Marek is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated November 6, 2019, by and between the Company and Regina Marek

99.1	Press release issued by Aerpio Pharmaceuticals, Inc. on November 7, 2019 furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2019	AERPIO PHARMACEUTICALS, INC.

	By:	/s/ Joseph Gardner, Ph.D.
Joseph Gardner
President and Founder